UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2010
Date of Earliest Event Reported: May 14, 2010

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                As described in Item 5.07 below, on May 14, 2010, the shareholders of Macy's, Inc. (Macy's) approved an Amended and Restated Certificate of Incorporation, which removed supermajority voting provisions and eliminated certain obsolete provisions in Macy's existing certificate of incorporation.  The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 14, 2010 and became effective as of that date.  A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

                On May 14, 2010, the Board of Directors approved Amended and Restated By-Laws for Macy's. The Amended and Restated By-Laws became effective with the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, as described above.  The changes effected by the adoption of the Amended and Restated By-Laws were to remove supermajority voting provisions and to otherwise conform the By-laws to the changes made to Macy's Amended and Restated Certificate of Incorporation and to eliminate certain provisions that are no longer in effect or needed. Below is a description of each change:

                By-Law 3(b) was amended to change the vote required to amend By-Law 3(b) from a majority of common stock present or represented by proxy and entitled to vote at the relevant meeting to a majority of common stock present or represented by proxy at the relevant meeting and actually voted.

                By-Law 10 was amended to change the vote required to fix the number of directors between the minimum and maximum prescribed by the certificate of incorporation from 80% of the voting stock to a majority of common stock present or represented by proxy at the relevant meeting and actually voted.

                By-Law 12 was amended to eliminate the requirement that directors may be removed from office only for cause or only in the manner provided for in an amendment to By-Law 12.

                By-Law 19(d) was amended to change the vote required to amend By-Law 19(d) from a majority of common stock present or represented by proxy and entitled to vote at the relevant meeting to a majority of common stock present or represented by proxy at the relevant meeting and actually voted.  By-Law 19(d) was also amended to eliminate references to the Federated Plan of Reorganization.

                By-Law 19(e) was amended to eliminate the reference to a public policy committee and the definitions of "independent director".  A reference to the criteria for director independence adopted by the board from time to time was added to By-Law 19(e).

                By-Law 24 was amended to eliminate the requirement that the board elect a "Deputy Chairman".

                By-Laws 32(a), 32(c)(v) and 33 were amended to eliminate references to the merger agreement between Macy's and Federated Department Stores, the Macy's Plan of Reorganization and/or the Federated Plan of Reorganization.

                By-law 32(d), which described indemnity obligations of Federated Department Stores pursuant to the Federated Plan of Reorganization, was eliminated in its entirety.

A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

                Macy's annual meeting of shareholders was held on May 14, 2010 in Cincinnati, Ohio.  The following is a summary of the matters voted on at the meeting:

(a)  Shareholders approved the election of ten directors for a one-year term expiring at the 2011 annual meeting of Macy's shareholders, as follows:

Nominee	For Votes	Withheld Votes	Broker Non-Votes
Stephen F. Bollenbach	342,803,335	5,263,812	17,299,322
Deirdre P. Connelly	295,292,228	52,774,919	17,299,322
Meyer Feldberg	288,732,986	59,334,161	17,299,322
Sara Levinson	290,909,101	57,158,046	17,299,322
Terry J. Lundgren	330,688,349	17,378,798	17,299,322
Joseph A. Neubauer	279,832,919	68,234,228	17,299,322
Joseph A. Pichler	339,984,041	8,083,106	17,299,322
Joyce M. Roché	343,349,068	4,718,079	17,299,322
Craig E. Weatherup	291,358,047	56,709,100	17,299,322
Marna C. Whittington	329,267,236	18,799,911	17,299,322

(b)  Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending January 29, 2011, as follows:

For	Against	Abstain	Broker Non-Votes
357,838,775	6,845,154	682,540	0

(c)  Shareholders approved Macy's Amended and Restated Certificate, as follows:

For	Against	Abstain	Broker Non-Votes
362,847,855	1,685,172	833,442	0

(d)  Shareholders approved the shareholder proposal regarding majority voting in director elections, as follows:

For	Against	Abstain	Broker Non-Votes
211,518,733	134,508,971	2,039,443	17,299,322

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		3.1	Macy's, Inc. Amended and Restated Certificate of Incorporation.

		3.2	Macy's, Inc. Amended and Restated By-Laws.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 18, 2010	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Executive Vice President, General Counsel and Secretary

Index to Exhibits

Index Number

3.1	Macy's, Inc. Amended and Restated Certificate of Incorporation.
3.2	Macy's, Inc. Amended and Restated By-Laws.